Exhibit 99.1

Federated

DEPARTMENT STORES, INC. 7 West Seventh Street - Cincinnati, Ohio 45202

Date: June 19, 2006

JPMorgan Chase Bank, N.A. as Paying Agent
Loan and Agency Services Group
1111 Fanin Street
Houston, TX 77002

Attn: Jennifer Anyigbo, telecopy No. (713) 750-2782

RE: Reduction of Commitment Notice under Bridge Credit Agreement dated as of August 30, 2005 among Federated Department Stores, Inc., Federated Retail Holdings, Inc., The Lenders party hereto, JPMorgan Chase Bank, N.A. as Administrative Agent and JPMorgan Chase Bank, N.A. as Paying Agent

Pursuant to Section 2.07 of the Bridge Credit Agreement, the Borrower hereby notifies the Administrative Agent that the Borrower desires to reduce the Commitments by $1,291 million to terminate the bridge with an effective date of June 22, 2006.

Thank you.

By: /s/ Brian M. Szames
Title: Treasurer

CC: JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY 10017
Attn: Barry Bergman, Telecopy No. (212) 270-6637